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                                                                    Exhibit 11.1

                             MYRIAD GENETICS, INC.
             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE


                                                                                       Three Months Ended
                                                                      September 30, 1998                September 30, 1997
                                                                      ------------------                ------------------
Net loss                                                                   ($2,702,502)                      ($1,795,801)

Basic and diluted weighted average common shares
outstanding                                                                  9,342,942                         9,237,843
                                                                      ------------------                ------------------

Net loss per share                                                              ($0.29)                           ($0.19)
                                                                      ==================                ==================